Exhibit 10.1(b)

Schedule of Potential Payments to Form of Extended Severance Benefit Agreement
Name and Title	Extended Severance Benefit*	Effective Date
Nayan V. Kisnadwala Executive Vice President and Chief Financial Officer	$990,000	January 1, 2007
Walter P. Buczynski Executive Vice President -- Secondary	$861,600	January 1, 2007
John C. Kendall Executive Vice President -- Investment Portfolio	$800,000	September 30, 2006
James T. Hagan, Jr. Executive Vice President -- Production (Fieldstone Mortgage)	$1,400,000	January 1, 2007
John C. Camp, IV Senior Vice President -- Chief Information Officer	$641,000	January 1, 2007

*Based on 2006 Annual Base Salary